Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS SECOND QUARTER RESULTS

BETHESDA, MD, July 18, 2007 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $19.4 million, or $0.48 per diluted share for the quarter ended June 30, 2007, compared to net income of $18.4 million, or $0.46 per diluted share for the prior year.

The Company generated funds from operations (“FFO”) of $42.3 million in the second quarter of 2007 versus $37.9 million for the same period of 2006. On a per diluted share basis, FFO for the second quarter of 2007 was $1.05 versus $0.94 a year ago, an increase of 11.4 percent. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter was $65.0 million as compared to $58.7 million for the same period of 2006, an increase of 10.8 percent.

Room revenue per available room (“RevPAR”) increased 5.3 percent for the second quarter of 2007 to $165.13 versus the previous year. Average daily rate (“ADR”) climbed 4.8 percent to $208.57 compared to the second quarter of 2006, while occupancy rose 0.5 percent to 79.2 percent.

The Company’s portfolio-wide hotel EBITDA increased 9.3 percent to $67.6 million in the second quarter compared with $61.8 million last year. EBITDA margins across the Company’s portfolio increased 144 basis points from the prior year period.

“The lodging industry continues to strengthen from the recent lull in the current economic cycle,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “As the industry has strengthened, we have seen significant RevPAR growth at our properties not undergoing renovations as well as continued margin improvements across the portfolio.”

The Company continues the process of repositioning and renovating many of the properties acquired in 2005 and 2006 as planned at the time of acquisition. This proven strategy of identifying and repositioning assets is expected to drive growth in operating income and long-term shareholder value. For the year, the Company expects to invest $120 million to $130 million into the portfolio including $90 million of repositioning capital investment. The second quarter total capital investment in existing properties was $30.2 million, bringing the year to date total capital investment to $56.8 million.

“The reception from our customers and guests at our repositioned properties has been very positive, resulting in significant gains in market penetration for these properties,” said Mr. Bortz. “This positive response and resulting performance improvement reaffirms our belief that though these projects are difficult and negatively impact short-term results, in the long-term the portfolio will outperform the industry and the markets where our hotels are located.”

As of the end of the second quarter 2007, the Company had total outstanding debt of $833.9 million. The Company’s $300.0 million credit facility had an outstanding balance of $27.0 million as of June 30, 2007. Also, as of June 30, 2007, total debt to trailing 12 month Corporate EBITDA equaled 4.2 times (as defined by our senior unsecured credit facility).

For the six months ended June 30, 2007, net income to common shareholders decreased to $35.0 million from $51.6 million for the prior year period. EBITDA year to date through the end of June increased to $123.8 million from $121.5 million for the prior year period. Net income and EBITDA for the six months ended June 30, 2007 include the $30.3 million gain on sale of the LaGuardia Marriott and $3.9 million write-off of the non-cash costs associated with the initial issuance of the Company’s Series A Preferred Shares that were redeemed in March 2007. Net income and EBITDA for the six months ended June 30, 2006 include the $38.4 million gain on sale of the Chicago Marriott. For the first six months of 2007, FFO decreased to $49.9 million from $50.1 million in the prior year period or $1.24 per diluted share from $1.27 per diluted share. FFO for the six months ended June 30, 2007 includes the negative impact from the $3.9 million non-cash write-off of the initial issuance costs of the Series A Preferred Shares due to their redemption in March 2007.

Second Quarter Highlights

On April 13, 2007, the Company announced an increase in its monthly dividend to $0.17 per common share of beneficial interest for each of the months of April, May and June 2007. This represents a 21 percent increase from the prior monthly dividend of $0.14 per common share. The April dividend was paid on May 15, 2007 to common shareholders of record on April 30, 2007; the May dividend was paid on June 15, 2007 to common shareholders of record on May 31, 2007; and the June dividend was paid on July 13, 2007 to common shareholders of record on June 29, 2007.

Also on April 13, 2007, the Company amended and restated its $300 million senior unsecured credit facility. The terms of the amended and restated facility are substantially the same as the prior credit facility, except for a significant pricing reduction and the extension of the maturity date to April 13, 2011. The Company has an option to extend the facility to April 13, 2012. The interest rate spread over LIBOR has been reduced by 80 to 100 basis points as compared to the previous pricing grid. The unused fee for the facility was reduced by 7.5 basis points to 12.5 basis points. Additionally, LaSalle Hotel Lessee, the Company’s taxable REIT subsidiary, also amended and restated its $25 million revolver on similar terms with similar pricing reductions to the amended and restated senior unsecured credit facility.

Subsequent Events

On July 13, 2007, the Company announced its monthly dividend of $0.17 per common share for each of the three months of July, August and September 2007. The July dividend will be paid on August 15, 2007 to common shareholders of record on July 31, 2007; the August dividend will be paid on September 14, 2007 to common shareholders of record on August 31, 2007; and the September dividend will be paid on October 15, 2007 to common shareholders of record on September 28, 2007.

2007 Outlook

The Company reaffirms its 2007 FFO per share outlook of $3.13—$3.19 (excluding the $30.3 million gain on sale of the LaGuardia Marriott and the $3.9 million non-cash write-off of the initial issuance costs of the Series A Preferred Shares as a result of their redemption in March 2007) and its anticipated EBITDA margin improvement outlook of 100 – 125 basis points. However, due to the delays in certain renovation projects and related negative impact to revenues and EBITDA, offset by improved booking pace for the fourth quarter and the delay in opening the former Washington Grande Hotel as the luxury independent Donovan House until April 1, 2008, the breakdown of FFO and EBITDA between the two quarters in the second half of the year has changed.

Displacement for the year due to 92,000 room nights out of service and public areas impacted by renovations is projected to lower total revenues for 2007 by $14.5 million, room revenues by $9.5 million and EBITDA by $8.0 million versus our previously projected impact of $11.5 million in total revenues, $6.5 million in room revenues and $5.5 million in EBITDA with 83,000 room nights out of service. Assuming no major geopolitical events that might negatively impact the economy or the travel business, the outlook for the full year 2007 is updated as follows:

	Current	Previous	Change
RevPAR Growth	5.5% – 6.5%	7.5% – 8.5%	(2.0%) – (2.0%)
Net Income/Diluted Share	$1.56 – $1.62	$1.60 – $1.66	($0.04) – ($0.04)
FFO/Diluted Share	$3.03 – $3.09	$3.03 – $3.09	0 – 0
EBITDA (millions)	$238.3 – $240.7	$240.1 – $242.5	($1.8) – ($1.8)

Excluding the $30.3 million gain on sale and the non-cash write-off of the $3.9 million issuance costs in the 1st quarter, the Company’s outlook for the full year 2007 is as follows:

	Current	Previous	Change
RevPAR Growth	5.5% – 6.5%	7.5% – 8.5%	(2.0%) – (2.0%)
Net Income/Diluted Share	$0.91 – $0.96	$0.95 – $1.00	($0.04) – ($0.04)
FFO/Diluted Share	$3.13 – $3.19	$3.13 – $3.19	0 – 0
EBITDA (millions)	$208.0 – $210.4	$209.8 – $212.2	($1.8) – ($1.8)

The outlook for the second half of 2007 is as follows:

	3rd Quarter			4th Quarter
	Current	Previous	Change	Current	Previous	Change
RevPAR Growth	6.5% – 7.5%	N/A	N/A	9.5% – 10.5%	N/A	N/A
FFO/Diluted Share	$1.08 – $1.12	$1.12 – $1.14	($0.04) – ($0.02)	$0.71 – $0.73	$0.67 – $0.69	$0.04 – $0.04
EBITDA (millions)	$64.9 – $66.1	$67.4 – $68.2	($2.5) – ($2.1)	$49.5 – $50.7	$48.1 – $48.9	$1.4 – $1.8

LaSalle Hotel Properties is a leading multi-operator real estate investment trust, owning 31 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Hotels & Resorts, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the performance improvements and timing related to renovations and repositionings, RevPAR, EBITDA, FFO and Net Income. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns; and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Revenues:
Hotel operating revenues:
Room revenue	$114,944	$100,918	$195,659	$166,381
Food and beverage revenue	48,372	44,060	83,526	74,678
Other operating department revenue	13,017	12,235	22,355	19,630

Total hotel operating revenues	176,333	157,213	301,540	260,689
Participating lease revenue	7,143	6,525	12,660	11,752
Other income	1,240	2,804	2,438	2,830

Total revenues	184,716	166,542	316,638	275,271

Expenses:
Hotel operating expenses:
Room	24,054	21,413	44,895	38,181
Food and beverage	31,050	29,032	57,199	51,438
Other direct	6,316	6,102	11,143	10,584
Other indirect	44,336	40,892	82,797	73,223

Total hotel operating expenses	105,756	97,439	196,034	173,426
Depreciation and amortization	22,945	19,064	45,085	35,723
Real estate taxes, personal property taxes and insurance	8,299	6,993	16,445	12,212
Ground rent	1,728	1,553	3,169	2,947
General and administrative	3,488	2,794	7,398	5,968
Other expenses	658	993	1,233	1,255

Total operating expenses	142,874	128,836	269,364	231,531

Operating income	41,842	37,706	47,274	43,740
Interest income	199	310	1,023	987
Interest expense	(11,868)	(10,223)	(23,311)	(19,236)

Income before income tax (expense) benefit, minority interest, equity in earnings of joint venture and discontinued operations	30,173	27,793	24,986	25,491
Income tax (expense) benefit	(3,632)	(2,979)	(251)	681
Minority interest of common units in Operating Partnership	(69)	(8)	(143)	(90)
Minority interest of preferred units in Operating Partnership	(1,531)	(1,065)	(3,057)	(2,129)
Equity in earnings of joint venture	27	—	27	38,411

Income from continuing operations	24,968	23,741	21,562	62,364

Discontinued operations:
Income from operations of properties disposed of, including gain on disposal of assets	16	1,123	30,341	1,166
Minority interest, net of tax	—	(4)	(1)	(2)
Income tax (expense) benefit	—	(127)	73	76

Net income from discontinued operations	16	992	30,413	1,240

Net income	24,984	24,733	51,975	63,604
Distributions to preferred shareholders	(5,624)	(6,369)	(13,095)	(11,980)
Issuance costs of redeemed preferred shares	—	—	(3,868)	—

Net income applicable to common shareholders	$19,360	$18,364	$35,012	$51,624

Earnings per Common Share—Basic:
Net income applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$0.48	$0.43	$0.11	$1.29
Discontinued operations	—	0.03	0.76	0.03

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$0.48	$0.46	$0.87	$1.32

Earnings per Common Share—Diluted:
Net income applicable to common shareholders before discontinued operations	$0.48	$0.43	$0.11	$1.28
Discontinued operations	—	0.03	0.76	0.03

Net income applicable to common shareholders	$0.48	$0.46	$0.87	$1.31

Weighted average number of common shares outstanding:
Basic	39,854,720	39,776,207	39,849,367	38,919,318
Diluted	40,133,572	40,170,665	40,132,087	39,315,706

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Funds From Operations (FFO):
Net income applicable to common shareholders	$19,360	$18,364	$35,012	$51,624
Depreciation	22,722	19,314	44,738	36,389
Equity in depreciation of joint venture	—	—	—	178
Amortization of deferred lease costs	122	196	246	232
Minority interest:
Minority interest of common units in Operating Partnership	69	8	143	90
Minority interest in discontinued operations	—	4	1	2
Less: Equity in gain on sale of property	—	—	—	(38,393)
Net gain on sale of property disposed of	(16)	—	(30,278)	—

FFO	$42,257	$37,886	$49,862	$50,122

Weighted average number of common shares and units outstanding:
Basic	39,958,250	39,809,737	39,952,897	38,974,203
Diluted	40,237,102	40,204,195	40,235,617	39,370,591

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$19,360	$18,364	$35,012	$51,624
Interest	11,868	10,223	23,311	19,237
Equity in interest expense of joint venture	—	—	—	317
Income tax benefit:
Income tax expense (benefit)	3,632	2,979	251	(681)
Income tax expense (benefit) from discontinued operations	—	127	(73)	(76)
Depreciation and amortization	22,945	19,554	45,136	36,713
Equity in depreciation/amortization of joint venture	—	—	—	201
Minority interest:
Minority interest of common units in Operating Partnership	69	8	143	90
Minority interest of preferred units in Operating Partnership	1,531	1,065	3,057	2,129
Minority interest in discontinued operations	—	4	1	2
Distributions to preferred shareholders	5,624	6,369	16,963	11,980

EBITDA	$65,029	$58,693	$123,801	$121,536

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(Dollars in thousands)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Revenues
Room	124,352	118,215	213,192	205,523
Food & beverage	52,257	49,784	90,700	88,743
Other	13,672	13,475	23,505	22,880

Total hotel sales	190,281	181,474	327,397	317,146

Expenses
Room	25,714	24,867	48,226	47,070
Food & beverage	33,247	32,505	61,433	60,712
Other direct	6,710	6,724	11,831	11,902
General & administrative	13,210	13,091	25,405	24,807
Sales & marketing	12,575	12,332	23,671	23,179
Management fees	7,643	7,707	11,874	12,281
POM	6,900	6,667	13,397	13,066
Energy	5,823	5,790	12,147	12,010
Property taxes	7,238	6,203	14,129	12,078
Other fixed expenses	3,666	3,772	6,990	7,220

Total hotel expenses	122,726	119,658	229,103	224,325

EBITDA	$67,555	$61,816	$98,294	$92,821

Notes:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of June 30, 2007, excluding the former Washington Grande Hotel (closed for renovations). The Le Parc Suite Hotel, Hotel Sax, Westin Michigan Avenue, Alexis Hotel, Hotel Solamar, Holiday Inn Wall Street & Graciela Burbank are shown in 2006 for their comparative period of ownership in 2007.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
TOTAL PORTFOLIO
Occupancy	79.2%	78.8%	72.6%	73.6%
Increase/(Decrease)	0.5%		(1.3)%
ADR	$208.57	$199.06	$196.09	$186.42
Increase/(Decrease)	4.8%		5.2%
REVPAR	$165.13	$156.88	$142.34	$137.14
Increase/(Decrease)	5.3%		3.8%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of June 30, 2007, excluding the former Washington Grande Hotel (closed for renovations). The Le Parc Suite Hotel, Hotel Sax, Westin Michigan Avenue, Alexis Hotel, Hotel Solamar, Holiday Inn Wall Street & Graciela Burbank are shown in 2006 for their comparative period of ownership in 2007.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

Prior Year Operating Data

	1Q’2006	2Q’2006	3Q’2006	4Q’2006	Full Year 2006
Occupancy	68.3%	78.8%	79.2%	67.6%	73.5%
ADR	$171.65	$199.06	$200.07	$193.36	$191.74
REVPAR	$117.18	$156.88	$158.51	$130.74	$140.91

Note:

This schedule includes historical operating data for the owned hotels open and operating as of June 30, 2007 (excludes the former Washington Grande Hotel). Historical data is included in 2006 for each hotel’s comparative period of ownership in 2007.